UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2018

TRONOX LIMITED
(Exact name of registrant as specified in its charter)

Western Australia, Australia	001-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Lot 22 Mason Road,
Stamford, Connecticut 06901	Kwinana Beach, WA 6167 Australia
(Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06 Material Impairments.

On March 21, 2018, Tronox LLC an indirect wholly owned subsidiary of Tronox Limited (the “Company” or “Tronox”) announced that it had entered into a definitive agreement (the “Purchase Agreement”), pursuant to which EMD Acquisition LLC agreed to acquire certain of the assets and liabilities of the Tronox Electrolytic Operations based in Henderson, Nevada (the “Henderson Electrolytic Operations”) for $13 million in cash (the “Cash Consideration”), subject to certain working capital adjustments (the “Transaction”).

As a result of the approval of the Transaction and its entry into the Purchase Agreement, the Company concluded that it is expected to record a pre-tax impairment charge and write-down in the quarter ending March 31, 2018 in the range of $25 million to $30 million. This range reflects the Company’s best estimate of the charges at this time; however, the Company continues to evaluate the amount of the write-downs and impairments. Until the evaluation has been finalized, the Company can make no assurances that this range will not change. No cash expenditures other than customary closing costs and advisor fees are anticipated as a result of the impairment losses.

As a result of the expected sale, the Company has concluded that the assets and liabilities included in the Transaction will be classified as held for sale as of the quarter ended March 31, 2018.

 Item 8.01 Other Events.

On March 21, 2018, the Company issued a press release announcing the Transaction, a copy of which is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the Company’s filings with the Securities Exchange Commission, including those under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017. Significant risks and uncertainties may relate to, but are not limited to, the risk that the Transaction does not close due to failure of a closing condition or termination of the Purchase Agreement in accordance with its terms, including the preliminary nature of the estimated charges, the completion of the Company’s closing procedures, final adjustments and any other developments or information arising before the Company’s financial and operating results for the reporting period are finalized.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1
Press release issued by Tronox Limited, dated March 21, 2018, announcing the signing of a definitive agreement to sell certain assets and liabilities related to the Tronox Electrolytic Operations based in Henderson, Nevada to EMD Acquisition LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX LIMITED

	By:	/s/ Richard L. Muglia
Date: March 21, 2018	Name:	Richard L. Muglia
	Title:	Senior Vice President, General Counsel and Secretary